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                                                                     EXHIBIT 1.1

                                7,000,000 SHARES

                         OIL STATES INTERNATIONAL, INC.

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT



                                                               February 13, 2003



CREDIT SUISSE FIRST BOSTON LLC
GOLDMAN, SACHS & CO.,
    As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston LLC,
    Eleven Madison Avenue,
    New York, N.Y. 10010-3629


Dear Sirs:

         1. Introductory. SCF-III, L.P., a Delaware limited partnership ("SCF-III"), and SCF-IV, L.P., a Delaware limited partnership ("SCF-IV," and together with SCF-III, the "SELLING STOCKHOLDERS"), propose to sell 7,000,000 shares ("FIRM SECURITIES") of the common stock, par value $.01 per share ("SECURITIES"), of Oil States International, Inc., a Delaware corporation ("COMPANY"), and also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,050,000 additional shares ("OPTIONAL SECURITIES") of Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". Each of the Selling Stockholders and the Company hereby agrees with the several Underwriters named in Schedule A hereto ("UNDERWRITERS") as follows:

         2. Representations and Warranties of the Company and the Selling Stockholders.

         (a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (i) A registration statement (No. 333-88674), including a prospectus, relating to the Offered Securities ("INITIAL REGISTRATION STATEMENT") has been filed with the Securities and Exchange Commission ("COMMISSION") and has become effective under the Securities Act of 1933 ("ACT"). An additional registration statement ("ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities (a) may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or
         (b) is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means the date and time as of which such registration statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(b). If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is



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         filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE"
         with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at the time of this Agreement, including all material incorporated by reference therein and all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein, is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The prospectus included in the Initial Registration Statement, as supplemented to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (ii) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the Initial Registration Statement conforms and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(c) hereof. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Act or the Securities Exchange Act of 1934 ("EXCHANGE ACT"), as applicable, and the Rules and Regulations.

                  (iii) Each firm of accountants who certified financial statements and supporting schedules included in each Registration Statement and the Prospectus is (or, in the case of Arthur Andersen LLP, was at the date of the issuance of their report thereon included in each Registration Statement and the Prospectus) an independent public accountant as required by the Act and the Rules and Regulations.

                  (iv) The historical financial statements of the Company and its subsidiaries included in each Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries, at the dates indicated, and the statements of operations, stockholders' equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in each Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto included in each Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described


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         therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The selected historical and pro forma financial information and the summary historical and pro forma financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and pro forma financial statements included in each Registration Statement and the Prospectus.

                  (v) Since the respective dates as of which information is given in each Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (vii) Each of the Company's subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in each Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

                  (viii) The authorized capital stock and outstanding preferred stock of the Company are as set forth in the Prospectus under the caption "Description of Capital Stock" and the outstanding common stock of the Company is as set forth in the Prospectus under the caption "Prospectus Supplement Summary - The Offering" (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of exchangeable securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Offered Securities, have been duly authorized and validly issued by the Company and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Offered Securities, was issued in violation of the preemptive or other similar rights of any securityholder of the Company that have not been irrevocably waived by valid, binding and enforceable waivers.

                  (ix) This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) The Securities conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Offered Securities will be subject to personal liability by reason of being such a holder; and the sale by the




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         Selling Stockholders of the Offered Securities is not subject to the preemptive or, to the knowledge of the Company, other similar rights of any securityholder of the Company.

                  (xi) Neither the Company nor any of its subsidiaries is (1) in violation of its charter, by-laws or other organizational instrument or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), except for such defaults that could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (2) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or assets or to the conduct of its business, except for such violations or failures that could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statements and the Prospectus (including the sale of the Offered Securities by the Selling Stockholders) and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter, by-laws or other organizational instrument of the Company or any of its subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except, in the case of clause
         (B), for violations that could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                  (xii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xiii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in each Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or its subsidiaries is a party or of which property or assets is the subject which are not described in the Registration Statements and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) There are no contracts or documents which are required to be described in a Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.



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                  (xv) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by them, except where the failure so to own or possess could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries therein, and which infringement or conflict or invalidity or inadequacy could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority, agency or body is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Offered Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act or the Rules and Regulations and foreign or state securities or blue sky laws.

                  (xvii) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or to comply could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses held by the Company or any of its subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xviii) The Company and its subsidiaries have good and marketable title to all material real property owned by them and good title to all other material properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries where such effect or interference, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases to which the Company or any of its subsidiaries is a party and under which the Company or any of its subsidiaries hold properties described in the Prospectus are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to be in such full force or effect, or where such claim, could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (xix) Neither the Company nor any of its subsidiaries is, and upon the sale of the Offered Securities as herein contemplated, none of them will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

                  (xx) Except as described in each Registration Statement and the Prospectus and except as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A)


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         neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxi) Except as disclosed in each Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to either Registration Statement or otherwise registered by the Company under the Act. With respect to each Registration Statement and offering of Offered Securities contemplated thereby, all such registration and similar rights have been irrevocably waived by the holders thereof and any such waivers are valid, binding and enforceable against such holders. The Selling Stockholders are entitled to offer and sell all the Offered Securities pursuant to each Registration Statement and the Prospectus.

                  (xxii) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which is required to be described in the Prospectus which is not so described.

                  (xxiii) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the industries in which the Company and its subsidiaries operate; the Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its operations, except where the failure to renew or maintain such coverage could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers' and directors' liability insurance of a public company and as the Company believes could cover any claims which could reasonably be expected to be made in connection with the offering and sale of the Offered Securities; and the Company has no reason to believe that it will not be able to renew its existing directors' and officers' liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

                  (xxiv) The Company and each of its subsidiaries has timely filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension or any failure to be correct and complete could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and each of its subsidiaries has timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay could not reasonably be expected to result in a Material Adverse Effect.



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

                  (xxv) The statistical and market-related data included in the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and the Company agrees, or has no reason to disagree, with the sources from which such data were derived.

                  (xxvi) The Company and each of its subsidiaries have established a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

                  (xxvii) The Offered Securities have been listed on the New York Stock Exchange.

                  (xxviii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered Securities.

                  (xxix) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

         (b) Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to, and agrees with, the several Underwriters that:

                  (i) Such Selling Stockholder has reviewed and is familiar with each Registration Statement and the Prospectus and, with respect to information furnished in writing by or on behalf of such Selling Stockholder for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Selling Stockholder consists of the information described as such in Section 7(b) hereof), at the time of the filing the Prospectus pursuant to Rule 424(b), neither any Registration Statement nor the Prospectus contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

                  (ii) Such Selling Stockholder has the full legal right, power and authority to enter into this Agreement and a Custody Agreement ("CUSTODY AGREEMENT") appointing Mellon Investor Services LLC, as custodian (the "CUSTODIAN"), and to sell, transfer and deliver the Offered Securities to be sold by such Selling Stockholder hereunder. The execution and delivery of this Agreement and the Custody Agreement, the sale and delivery of the Offered Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and therein and compliance by such Selling Stockholder with its obligations hereunder and thereunder have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Offered Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject (but only to the extent that any such conflict, breach, default, tax, lien, charge or encumbrance adversely affects the ability of such Selling Stockholder to deliver good and marketable title to the Offered Securities to be sold by the Selling Stockholder hereunder), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over such Selling Stockholder or any of its properties.

                  (iii) Such Selling Stockholder has, and immediately prior to each Closing Date (as defined in Section 3) will have, good and marketable title to the Offered Securities to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Offered Securities and payment of the purchase price therefor as herein contemplated, assuming the Underwriters have no notice of any adverse claim, each of the several Underwriters will receive good and marketable title to the Offered Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iv) Such Selling Stockholder has duly executed and delivered the Custody Agreement in the form heretofore furnished to the Underwriters, and the Custodian is authorized to deliver the Offered Securities to be sold by such Selling Stockholder hereunder.

                  (v) Such Selling Stockholder has not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

                  (vi) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Stockholder of its obligations hereunder or in the Custody Agreement, or in connection with the offer, sale and delivery of the Offered Securities by such Selling Stockholder hereunder or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Act, Section 16 of the Exchange Act or the Rules and Regulations or state securities laws.

                  (vii) Such Selling Stockholder has irrevocably placed in custody with the Custodian certificates, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, for all of the Offered Securities to be sold by such Selling Stockholder pursuant to this Agreement, with irrevocable conditional instructions to deliver such Offered Securities to the Underwriters pursuant to this Agreement.

                  (viii) Except as set forth in an annex to the Custody Agreement, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section (ee) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $10.422 per share, the number of Firm Securities set forth below the name of such Selling Stockholder and opposite the name of such Underwriter in Schedule A hereto.

         Certificates in negotiable form for the Offered Securities have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Custodian. Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law.

         The Custodian will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, at the office of Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the appropriate Selling Stockholder at the office of Baker Botts L.L.P., at 9:00 A.M.,

New York time, on February 20, 2003, or at such other time not later than seven full business days thereafter as CSFB, the Company and the Selling Stockholders determine, such time being herein referred to as the "FIRST CLOSING DATE". The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests and will be made available for checking and packaging at the above office of Baker Botts L.L.P. at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CSFB given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is 5,013,952 and 1,986,048 in the case of SCF-III and SCF-IV, respectively, and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFB to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company and the Selling Stockholders.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, or such other place as shall be agreed upon by the Representatives, the Company and the Selling Stockholders, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the appropriate Selling Stockholder, at the above office of Baker Botts L.L.P. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of the Custodian at a reasonable time in advance of such Optional Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company and the Selling Stockholders.

         (a) The Company agrees with the several Underwriters and the Selling Stockholders that:

                  (i) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by CSFB, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement. The Company will advise CSFB promptly of any such filing pursuant to Rule 424(b). If an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB.

                  (ii) The Company will advise CSFB promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will afford CSFB a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise CSFB promptly of the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                  (iv) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (A) the Effective Date of the Initial Registration Statement, (B) the Effective Date of any Additional Registration Statement and (C) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                  (v) The Company will furnish to the Representatives copies of each Registration Statement in the form it became effective (three of which will be signed and will include all exhibits) and of all amendments thereto, any related preliminary prospectus, any related preliminary prospectus supplement, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available.

                  (vi) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution.

                  (vii) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the NASD of the Offered Securities, for any food and lodging expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses, preliminary prospectus supplements and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

                  (viii) For a period of 90 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB, except for (i) issuances of any Securities or grants of options to purchase Securities or other Securities-based awards pursuant to the 2001 Equity Participation Plan or Deferred Compensation Plan referred to in the Prospectus or (ii) issuances of Securities upon the retraction or other exchange of the exchangeable shares issued by PTI Holdco Inc., a Canadian subsidiary of the Company, outstanding on the date hereof.

         (b) Each Selling Stockholder agrees with the several Underwriters and the Company that:

                  (i) Such Selling Stockholder will pay all expenses incident to the performance of its obligations under this Agreement, including (A) any stock or other transfer taxes and any stamp or other duties payable upon the sale of the Offered Securities sold by such Selling Stockholder to the Underwriters and (B) the fees and disbursements of its counsel and advisors, if any (except to the extent that the Company has agreed to pay such fees and disbursements).

                  (ii) Such Selling Stockholder will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

                  (iii) For a period of 90 days after the date hereof, such Selling Stockholder will not (A) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement or (B) make any demand for, or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities, without, in each case, the prior written consent of CSFB. The foregoing sentence shall not apply to the Offered Securities to be sold hereunder.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

         (a) On or prior to the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statements;

                  (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) the unaudited financial statements included in
                  the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                           (B) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in long-term debt, including capital leases and the current maturities thereof, or short-term debt, of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or stockholders' equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                           (C) for the period from the closing date of the
                  latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated revenues or operating income, or in the total or per share amount of consolidated income from continuing operations before extraordinary items or net income;

         except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                  (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                  (v) the pro forma financial statements, together with related notes, included in the Registration Statements and the Prospectus have been prepared consistent with the historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical transactions disclosed therein, and nothing came to their attention that caused them to believe that the pro forma financial information included in the Registration Statements and the Prospectus does not comply as to form in all material respects with the accounting requirements of the Act and the related published Rules and Regulations or has not been properly compiled and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

         (b) On or prior to the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements audited by them included in the Prospectus comply as to form in all material respects with the published accounting requirements of the Act and the related Rules and Regulations; and

                  (ii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

         (c) If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of a Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Stockholder or any Underwriter, shall be contemplated by the Commission.

         (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(v) any banking moratorium declared by U.S. Federal or New York authorities;
(vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

         (e) The Representatives shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                  (ii) The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement;

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Annex B to such opinion;

                  (iv) The authorized capital stock and outstanding preferred stock of the Company are as described in the Prospectus in the first paragraph under the caption "Description of Capital Stock" and the outstanding common stock of the Company is as set forth in the Prospectus under the caption "Prospectus Supplement Summary - The Offering" (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of exchangeable securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Offered Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of such shares of capital stock of the Company was issued in violation of the statutory preemptive rights or, to such counsel's knowledge, contractual preemptive rights or other similar rights of any securityholder of the Company that have not been waived. The Offered Securities conform in all material respects to the description thereof contained under the caption "Description of Capital Stock - Common Stock" in the Prospectus.

                  (v) The sale of the Offered Securities by the Selling Stockholders is not subject to the statutory preemptive rights or, to such counsel's knowledge, contractual preemptive rights or other similar rights of any securityholder of the Company;

                  (vi) Each U.S. subsidiary of the Company set forth on Annex A to such opinion (individually, a "U.S. SUBSIDIARY" and, collectively, the "U.S. SUBSIDIARIES") has been duly incorporated or formed and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction set forth on Annex C to such opinion; except as otherwise disclosed in the Registration Statements and the Prospectus (A) all of the issued and outstanding capital stock or ownership interests of each such U.S. Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and (B) to such counsel's knowledge, all of the issued and outstanding capital stock or ownership interests of each U.S. Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as described in the Prospectus;

                  (vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  (viii) The Initial Registration Statement and any Additional Registration Statement has been declared or become effective under the Act; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein; and, to such counsel's knowledge, no stop order suspending the effectiveness of a Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

                  (ix) Each Registration Statement and the Prospectus and each amendment or supplement to a Registration Statement and the Prospectus, excluding in each case the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) appeared on their face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                  (x) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations;

                  (xi) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of the U.S. Subsidiaries is a party or to which any of their respective property is subject that are required to be described in any Registration Statement or the Prospectus and are not so described;

                  (xii) The information in the Prospectus under "Registration Rights," "Material United States Federal Tax Consequences to Non-United States Holders of Common Stock" and "Description of Capital Stock," in the Company's Proxy Statement on Schedule 14A for the 2002 annual stockholders meeting under "Executive Compensation - Indemnification Agreements," "Executive Compensation - Executive Agreements," "Executive Compensation - Change of Control Severance Plan," "Related Party Transactions - Registration Rights" and "Approval of the 2001 Equity Participation Plan," and in the Initial Registration Statement under Item 15, to the extent that it constitutes matters of law, legal conclusions or summaries of legal matters, the Company's charter or bylaws or contracts and agreements to which the Company or any U.S. Subsidiary is a party, has been reviewed by such counsel and is correct in all material respects;

                  (xiii) To such counsel's knowledge, there are no contracts or other agreements required to be described or referred to in a Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto;

                  (xiv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the United States or of the States of Delaware, Texas or New York (other than (1) under the Act, the Exchange Act and the Rules and Regulations, which have been obtained or made, or (2) as may be required under the securities or blue sky laws of the various states in connection with the offering made by the Prospectus, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, sale or delivery of the Offered Securities;

                  (xv) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statements and the Prospectus (including the sale of the Offered Securities by the Selling Stockholders) and compliance by the Company with its obligations under the Underwriting Agreement have been duly authorized by all necessary corporate action and proceedings on their part, and do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument which is listed on Annex D to such opinion (except for such conflicts, breaches or defaults or liens, charges or encumbrances that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other organizational instrument of the Company or any of the U.S. Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel (excluding any securities or blue sky laws and the rules and regulations of the NASD), of any governmental agency, body or court having jurisdiction over the Company or any of the U.S. Subsidiaries or any of its properties, assets or operations;

                  (xvi) To such counsel's knowledge, except as disclosed in the Prospectus under the caption "Registration Rights," there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to a Registration Statement or otherwise registered by the Company under the Act, except for any persons with such rights that have been waived;

                  (xvii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act; and

                  (xviii) Nothing has come to such counsel's attention that would lead such counsel to believe that a Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or on the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (f) The Representatives shall have received an opinion, dated such Closing Date, of Fraser Milner Casgrain, special Canadian counsel for the Company, to the effect that:

                  (i) PTI Group Inc. ("PTI") has been duly amalgamated and is validly subsisting under the laws of the Province of Alberta;

                  (ii) PTI has the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

                  (iii) PTI is duly registered as an extra-provincial corporation to transact business in each jurisdiction in which such registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so register would not result in a Material Adverse Effect;

                  (iv) Each wholly owned Canadian subsidiary of PTI organized under the laws of Alberta (each, a "Canadian Subsidiary") has been duly incorporated or amalgamated, as the case may be, and is validly subsisting under the laws of the jurisdiction of its incorporation or amalgamation, as the case may be, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly registered as an extra-provincial corporation to transact business in each jurisdiction in which such registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so register would not result in a Material Adverse

         Effect. Except as otherwise disclosed in the Registration Statements and the Prospectus, all of the issued and outstanding shares in the capital of each Canadian Subsidiary and of PTI have been duly authorized and validly issued, and are fully paid up and non-assessable. To such counsel's knowledge, all of the issued and outstanding shares in the capital of each Canadian Subsidiary are owned by PTI free and clear of any registered security interest, mortgage, pledge, lien, encumbrance, claim or equity other than in favour of Bank of Montreal, The Toronto-Dominion Bank, Royal Bank of Canada and Credit Suisse First Boston Canada. None of the outstanding shares in the capital of any Canadian Subsidiary or of PTI was issued in violation of the preemptive or similar rights of any securityholder contained in the articles, by-laws or other organizational documents of such Canadian Subsidiary or PTI or that arise under the laws of the Province of Alberta;

                  (v) To such counsel's knowledge, neither PTI nor any Canadian Subsidiary is in violation of its articles, by-laws or other organizational documents and no default by any of them exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in any Registration Statement or the Prospectus or filed as an exhibit to a Registration Statement or the Company's most recent Annual Report on Form 10-K or Quarterly Report in Form 10-Q; and

                  (vi) To such counsel's knowledge, except as disclosed in the Prospectus, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares in the capital of PTI or any Canadian Subsidiary or any such options, rights, convertible securities or obligations.

         (g) The Representatives shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., special counsel for the Selling Stockholders, to the effect that:

                  (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than as have been obtained or made and as may be necessary under United States state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Stockholders for the performance by the Selling Stockholders of their obligations under this Agreement or the Custody Agreements or in connection with the offer, sale or delivery of the Offered Securities;

                  (ii) Each of the Custody Agreements has been duly authorized, executed and delivered by the Selling Stockholder named therein and constitutes the legal, valid and binding agreement of such Selling Stockholder, except such counsel may express no opinion as to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

                  (iii) The execution, delivery and performance of this Agreement and the respective Custody Agreement of each Selling Stockholder and the sale and delivery of the Offered Securities and the consummation of the transactions contemplated in this Agreement and in each Registration Statement and the Prospectus and compliance by such Selling Stockholder with its obligations under this Agreement and such Custody Agreement have been duly authorized by all necessary action on the part of such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon the Offered Securities or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which such Selling Stockholder is a party or by which it may be bound or to which any of the property or assets of such Selling Stockholder may be subject and which is material to such Selling Stockholder, nor will such action result in any violation of the provisions of the limited partnership agreement of such Selling Stockholder or any law, administrative regulation, judgment, order or decree, known to such counsel (excluding any securities or blue sky laws and the rules and regulations of the NASD), of any governmental agency, body or court having jurisdiction over such Selling Stockholder or any of its properties;

                  (iv) Immediately prior to the sale of the Offered Securities to be sold by each Selling Stockholder under this Agreement, such Selling Stockholder was the record owner of the Offered Securities to be sold on such Closing Date by such Selling Stockholder; and

                  (v) Upon the payment of the purchase price for the Offered Securities to be purchased by the Underwriters from the Selling Stockholders pursuant to the Underwriting Agreement and the indication by book entry by The Depository Trust Company that the Offered Securities have been credited to the securities accounts of the Underwriters, (1) the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York on the date of such opinion (the "NYUCC")) in respect of such Offered Securities, and
         (2) an action based on an adverse claim to the Offered Securities (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) may not be asserted (within the meaning of
         Section 8-502 of the NYUCC) against the Underwriters.

         (h) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (i) The Representatives shall have received a certificate, dated such Closing Date:

                  (i) of the President or any Vice President and the principal financial or principal accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of any Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, that the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate; and

                  (ii) of each Selling Stockholder to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct and that such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

         (j) The Representatives shall have received a letter, dated such Closing Date, of each of Ernst & Young LLP and PricewaterhouseCoopers LLP which meets the requirements of subsections (a) and (b), respectively, of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

         (k) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the executive officers and directors of the Company.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution.

         (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or preliminary prospectus supplement the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus supplement relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

         (b) The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in subsection (c) below; provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or preliminary prospectus supplement the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus supplement relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter; provided, further, that each Selling Stockholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided in writing by or on behalf of such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information provided by or on behalf of the Selling Stockholders consists of the information under the caption "Selling Stockholders" in the Prospectus (other than percentages of beneficial ownership); and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each Selling Stockholder, their respective partners, directors and officers and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in, and the last sentence of, the fourth paragraph and the 11th and 12th paragraphs under the caption "Underwriting."

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, each of the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group (fax:
212-325-4296); if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Three Allen Center, 333 Clay Street, Suite 3460, Houston, Texas 77002, Attention: Cindy B. Taylor (fax: 713-652-0499); or if sent to any Selling Stockholder, will be mailed, delivered or faxed and confirmed to it at 600 Travis, Suite 6600, Houston, Texas 77002, Attention: Anthony DeLuca (fax:
713-227-7850); provided, however, that any notice to an Underwriter pursuant to
Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Each of the Company and the Selling Stockholders hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    OIL STATES INTERNATIONAL, INC.



                                    By: /s/ ROBERT W. HAMPTON
                                       -----------------------------------------
                                    Name:  Robert W. Hampton
                                    Title: V.P. Finance and Accounting


                                    SCF-III, L.P.

                                    By:  SCF-II, L.P.,
                                             its general partner

                                    By:  L.E. SIMMONS & ASSOCIATES INCORPORATED,
                                             its general partner

                                    By: /s/ ANTHONY F. DeLUCA
                                       -----------------------------------------
                                    Name:  Anthony F. DeLuca
                                    Title: Managing Director


                                    SCF-IV, L.P.

                                    By:  SCF-IV G.P., LIMITED PARTNERSHIP,
                                             its general partner

                                    By:  L.E. SIMMONS & ASSOCIATES INCORPORATED,
                                             its general partner

                                    By: /s/ ANTHONY F. DeLUCA
                                       -----------------------------------------
                                    Name:  Anthony F. DeLuca
                                    Title: Managing Director

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


CREDIT SUISSE FIRST BOSTON LLC
GOLDMAN, SACHS & CO.

Acting on behalf of themselves and as the Representatives of the several Underwriters

By:  CREDIT SUISSE FIRST BOSTON LLC


By: /s/ OSMAR ABIB
   ---------------------------------------
Name:  Osmar Abib
Title: Managing Director

                                   SCHEDULE A

                                                        NUMBER OF FIRM SECURITIES TO BE SOLD BY:
                                                        ----------------------------------------
                                                                                                           TOTAL NUMBER OF
                                                                                                           FIRM SECURITIES
                   UNDERWRITERS                          SCF-III, L.P.             SCF-IV, L.P.            TO BE PURCHASED
                   ------------                          -------------             ------------            ---------------
Credit Suisse First Boston LLC....................          1,754,883                   695,117                 2,450,000
Goldman, Sachs & Co...............................          1,754,883                   695,117                 2,450,000
Simmons & Company International...................            752,093                   297,907                 1,050,000
CIBC World Markets Corp...........................            250,698                    99,302                   350,000
Jefferies & Company, Inc..........................            250,698                    99,302                   350,000
RBC Dain Rauscher Inc.............................            250,697                    99,303                   350,000
                                                    -------------------      --------------------      ------------------
                    Total ........................          5,013,952                 1,986,048                 7,000,000
                                                    ===================      ====================      ==================